FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

UNITED STATES CELLULAR CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Pursuant to paragraph (e) of Item 5.02 of Form 8-K, this Form 8-K is being filed to provide information with respect to the adoption of bonus guidelines for the President and Chief Executive Officer (the “President”) of United States Cellular Corporation (“U.S. Cellular”).

On November 25, 2008, the Chairman of U.S. Cellular established Guidelines for the Determination of Annual Bonus for the President and Chief Executive Officer of U.S. Cellular. The guidelines provide that the Chairman of U.S. Cellular will determine in his sole discretion whether an annual bonus will be payable to the President for a performance year and, if so, the amount of such bonus, considering certain specified factors and such other factors that the Chairman determines relevant.

These guidelines provide, with limited exception, that any bonus awarded will have a payment deadline of March 15 in the year following the performance period.  By specifying such payment deadline in writing, U.S. Cellular ensures that any bonus awarded will comply with Section 409A of the Internal Revenue Code.

The preceding simply are guidelines.  Notwithstanding anything to the contrary, 100% of the bonus is discretionary, and the President shall have no right or expectation with respect to any bonus until it has been determined whether a bonus will be paid for a performance year.  The bonus is not earned by the President, nor does the President have a legally binding right to the bonus, unless and until the bonus amount, if any, is paid.

The foregoing description is qualified by reference to the guidelines which are attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  November 25, 2008

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President – Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibit is filed herewith as noted below.

Exhibit
No.	Description

10.1	Guidelines for the Determination of Annual Bonus for President And Chief Executive Officer of U.S. Cellular